SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2005

WARWICK VALLEY TELEPHONE COMPANY

(Exact Name of Registrant as Specified in Charter)

NEW YORK	0-11174	14-1160510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 MAIN STREET, WARWICK, NEW YORK	10990

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 986-8080

(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition

On Friday, May 13, 2005 Warwick Valley Telephone Company (“the Company”) issued a press release which reported its inability to file its Quarterly Report on Form 10-Q by the required date and contained certain preliminary, unaudited financial information regarding the results of the Company’s operations for the three months ended March 31, 2004. The Company’s press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 8.01. Other Events

On May 13, 2005 the Company issued a press release referred above under Item 2.02 reporting its inability to file its Quarterly Report 10-Q by required date. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

99.1.	Press release entitled “Warwick Valley Telephone Filing of SEC Form 12b-25”, dated May 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY
Dated: May 13, 2005	By:	/s/ Herbert Gareiss, Jr
		Name:	Herbert Gareiss, Jr.
		Title:	President